Exhibit 99.8

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Alliance Bankshares Corporation for the upcoming Special Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-888-216-1304, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1341. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/abva, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Alliance Bankshares Corporation, c/o Innisfree M&A Incorporated, FDR Station, Box 5155, New York, New York 10126-2380.

▼  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED  ▼

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.				Please mark your votes as indicated in this example		☒

FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.      To consider and vote on a proposal to approve the Agreement and Plan of Reorganization, dated as of May 3, 2012, as amended, and related plan of merger (the “Reorganization Agreement”), among WashingtonFirst Bankshares, Inc. (“WashingtonFirst”), Alliance Bankshares Corporation (“Alliance”) and Alliance Bank Corporation pursuant to which Alliance will merge with and into WashingtonFirst, with WashingtonFirst as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Reorganization Agreement.

☐	☐	☐	2. To approve, in a non-binding advisory vote, certain compensation that Alliance’s named executive officers may receive, under pre-existing agreements, in connection with the Merger.	☐	☐	☐

	FOR	AGAINST	ABSTAIN

3.      To approve a proposal, if necessary, to adjourn or postpone the special meeting to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to achieve a quorum or approve the Reorganization Agreement.

	☐	☐	☐

To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Dated                                                                  ,2012

Signature

Signature (if held jointly)

Title(s), if any

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED▼

REVOCABLE PROXY

ALLIANCE BANKSHARES CORPORATION

SPECIAL MEETING OF SHAREHOLDERS             , 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Alliance Bankshares Corporation (Alliance) hereby appoints [                    ] and [                    ], jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of Alliance standing in the name of the undersigned as of the close of business on [                    ] at the special meeting of shareholders to be held                     ,             , 2012 at [            ] [    ].m. local time, at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia or any adjournment or postponement thereof, on each of the matters listed below.

This proxy, when properly submitted, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR approval of the Reorganization Agreement, FOR the non-binding advisory resolution to approve certain compensation that Alliance’s named executive officers may receive, under pre-existing agreements, in connection with the merger, and FOR the proposal, if necessary, to adjourn or postpone the special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to achieve a quorum or approve the Reorganization Agreement. If any other matter shall be brought before the special meeting, the shares represented by this proxy will be voted by the named proxies, to the extent entitled, in accordance with their best judgment.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)